                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        Horace Mann Educators Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
     (5) Total fee paid:

     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:

     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------
     (3) Filing Party:

     -------------------------------------------------------------------------
     (4) Date Filed:

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Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[LOGO]
Horace Mann
Educated Financial Solutions

                        HORACE MANN EDUCATORS CORPORATION
                               1 Horace Mann Plaza
                        Springfield, Illinois 62715-0001

                          ANNUAL MEETING--May 14, 2002

Dear Shareholders:

     You are cordially invited to attend the Annual Meeting of your Corporation to be held at 9:00 a.m. on Tuesday, May 14, 2002, at the Renaissance Springfield Hotel, 701 East Adams Street, Springfield, Illinois.

     We will present a report on the current affairs of the Corporation at the meeting and Shareholders will have an opportunity for questions and comments.

     We request that you sign, date and mail your proxy card whether or not you plan to attend the Annual Meeting.

     Prompt return of your proxy card will reduce the cost of further mailings and other follow-up work. You may revoke your voted proxy at any time prior to the meeting or vote in person if you attend the meeting.

     We look forward to seeing you at the meeting. If you do not plan to attend and vote by proxy, let us know your feelings about the Corporation either by letter or by comment on the proxy card.

Sincerely yours,

/s/ Joseph J. Melone                      /s/ Louis G. Lower II
Joseph J. Melone                          Louis G. Lower II
Chairman of the Board                     President and
                                          Chief Executive Officer
Springfield, Illinois
April 02, 2002

                       HORACE MANN EDUCATORS CORPORATION
                              1 Horace Mann Plaza
                       Springfield, Illinois 62715-0001

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 14, 2002

   NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Shareholders of HORACE MANN EDUCATORS CORPORATION (the "Company") will be held at the Renaissance Springfield Hotel, 701 East Adams Street, Springfield, Illinois, on Tuesday, May 14, 2002, at 9:00 a.m., Central Daylight Savings Time, for the following purposes:

    1. To elect nine Directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;

    2. To approve the 2002 Incentive Compensation Plan; and

    3. To consider and take action with respect to such other matters as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

   The Board of Directors has fixed the close of business on March 15, 2002 as the record date for the determination of Shareholders entitled to notice of, and to vote at, the Annual Meeting. A list of Shareholders will be available for inspection for the ten days before the meeting at the Company's executive offices at 1 Horace Mann Plaza, Springfield, Illinois 62715-0001.

   All Shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, the Board of Directors urges you to complete, date, sign and return the enclosed proxy card as soon as possible in the enclosed business reply envelope, which requires no postage if mailed in the United States of America. You may revoke your voted proxy at any time prior to its exercise provided that you comply with the procedures set forth in the Proxy Statement to which this Notice of Annual Meeting of Shareholders is attached. If you attend the Annual Meeting, you may vote in person if you wish.

                                          By order of the
                                          Board of Directors,

                                          /s/ Ann M. Caparros
                                          Ann M. Caparros
                                          Corporate Secretary

Springfield, Illinois
April 02, 2002

IMPORTANT:    PLEASE MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. THE
              MEETING DATE IS MAY 14, 2002.

                                PROXY STATEMENT

                       HORACE MANN EDUCATORS CORPORATION

                        Annual Meeting of Shareholders

                                 May 14, 2002

                              GENERAL INFORMATION

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Horace Mann Educators Corporation (the "Company") of proxies from holders of the Company's common stock, par value $.001 per share (the "Common Stock"). The proxies will be voted at the Annual Meeting of Shareholders to be held on Tuesday, May 14, 2002, at 9:00 a.m., Central Daylight Savings Time, at the Renaissance Springfield Hotel, 701 East Adams Street, Springfield, Illinois, and through any adjournment or adjournments thereof (the "Annual Meeting").

   The mailing address of the Company is 1 Horace Mann Plaza, Springfield, Illinois 62715-0001 (telephone number (217) 789-2500). The Proxy Statement and the accompanying proxy card are being first transmitted to Shareholders of the Company on or about April 05, 2002.

   The Board has fixed the close of business on March 15, 2002 as the record date (the "Record Date") for determining the Shareholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, an aggregate of 40,813,579 shares of Common Stock were issued and outstanding, each share entitling the holder thereof to one vote on each matter to be voted upon at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of such outstanding shares is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Proxies will be solicited by mail. The Company also intends to make, through bankers, brokers or other persons, a solicitation of beneficial owners of Common Stock.

   At the Annual Meeting, Shareholders of the Company will be asked (i) to elect nine Directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified and (ii) to approve the 2002 Incentive Compensation Plan.

   Shareholders may also be asked to consider and take action with respect to such other matters as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

   Copies of the Company's Annual Report to Shareholders and its Annual Report on Form 10-K for the year ended December 31, 2001 were mailed to known Shareholders on or about April 05, 2002.

SOLICITATION AND REVOCATION

   Proxies in the form enclosed are solicited by and on behalf of the Board of Directors of the Company. The persons named in the form of proxy have been designated as proxies by the Board of Directors. Such persons are Directors of the Company.

   Shares of Common Stock represented at the Annual Meeting by a properly executed and returned proxy will be voted at the Annual Meeting in accordance with the instructions noted thereon, or if no instructions are noted, the proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting. A submitted proxy is revocable by a Shareholder at any time prior to it being voted provided that such Shareholder gives written notice to the Corporate Secretary at or prior to the Annual Meeting that such Shareholder intends to vote in person or by submitting a subsequently dated proxy. Attendance at the Annual Meeting by a Shareholder who has given a proxy shall not in and of itself constitute a revocation of such proxy.

   Proxies will be solicited initially by mail. Further solicitation may be made by officers and other employees of the Company personally, by phone or otherwise, but such persons will not be specifically compensated for such services. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of Common Stock of the Company. The costs of soliciting proxies will be borne by the Company. It is estimated these costs will be nominal.

Shareholder Approval

   Shareholders are entitled to one vote per share on all matters submitted for consideration at the Annual Meeting. The affirmative vote of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required for the election of Directors. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote on the matter is required for the approval of the 2002 Incentive Compensation Plan.

   Abstentions may not be specified with regard to the election of Directors. However, abstentions may be specified on the proposal for the approval of the 2002 Incentive Compensation Plan. Such abstentions will be counted as present for purposes of approving the 2002 Incentive Compensation Plan. Such abstentions will have the effect of a negative vote. If a Shareholder withholds authority for proxies to vote for a particular Director nominee, this will not have the effect of a negative vote because the plurality vote required to elect a Director need not be a majority of all shares voting or present.

   Please note that, under the rules of the New York Stock Exchange, Inc., brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. With respect to the matters to come before the Annual Meeting, if brokers are not entitled to vote on the matter, such "broker non-vote" will have no effect on the outcome of the vote on the matter.

Other Matters

   Other than the matters set forth above, the Board has received no notice of any Shareholder proposal by the deadlines applicable under Securities and Exchange Commission rules, and otherwise knows of no matters to be brought before the Annual Meeting. However, should any other matters properly come before the meeting, the persons named in the accompanying Form of Proxy will vote or refrain from voting thereon in their discretion.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

   The By-Laws of the Company provide for the Company to have not less than five nor more than 15 Directors. The following nine persons currently are serving as Directors of the Company: William W. Abbott, Mary H. Futrell, Donald
E. Kiernan, Louis G. Lower II, Joseph J. Melone, Jeffrey L. Morby, Shaun F. O'Malley, Charles A. Parker and William J. Schoen. The terms of the current Directors expire at the Annual Meeting.

   The proxies solicited by and on behalf of the Board of Directors will be voted "FOR" the election of Mr. Abbott, Dr. Futrell, Mr. Kiernan, Mr. Lower, Mr. Melone, Mr. Morby, Mr. O'Malley, Mr. Parker and Mr. Schoen (the "Board Nominees") unless such authority is withheld as provided in the proxy. The Company has no reason to believe that any of the foregoing Board Nominees is not available to serve or will not serve if elected, although in the unexpected event that any such Board Nominee should become unavailable to serve as a Director, full discretion is reserved to the persons named as proxies to vote for such other persons as may be nominated. Each Director will serve until the next Annual Meeting of Shareholders and until his or her respective successor is duly elected and qualified.

Nominees

   The following information, as of March 15, 2002, is provided with respect to each Board Nominee:

William W. Abbott, 70..      Mr. Abbott has been a Director of the Company
 Chairman of the             since September 1996. He is currently
Compensation Committee;      self-employed as a business consultant. In 1989,
Member of the Organization   Mr. Abbott retired from 35 years of service at The
and Executive Committees     Procter & Gamble Company, as a Senior Vice
of the Board                 President in charge of worldwide sales and other
                             operations. He currently serves as a member of the Boards of Directors of Millenium Ban Corp. and
                             Acorn Products, Inc. (which he also serves as Chairman of the Board), a member of the Advisory
                             Board of Manco, a member of the Board of Overseers of the Duke Cancer Center, and an Executive
                             Professor at Florida Gulf Coast University.

Mary H. Futrell, 61.. Member Dr. Futrell has been a Director of the Company
of the Organization, Audit   since February 2001. She is currently Dean of the
and Executive Committees     Graduate School of Education and Human
of the Board                 Development, and Director of the Institute for
                             Curriculum, Standards and Technology, The George
                             Washington University, positions she has held for more than 5 years. In addition, Dr. Futrell is Professor, Department of Education Leadership, a position she has held since 1999. Dr. Futrell is also President, Education International and past
                             President, National Education Association and
                             Virginia Education Association.

Donald E. Kiernan, 61..      Mr. Kiernan has been a Director of the Company
 Member of the               since February 1998. Prior to his retirement in
Compensation, Investment &   August 2001, he served as Senior Executive Vice
Finance and Audit            President and Chief Financial Officer of SBC
Committees of the Board      Communications Inc., positions he held since 1999.
                             From 1993 to 1999, Mr. Kiernan served as Senior
                             Vice President, Treasurer and Chief Financial
                             Officer of SBC Communications Inc. He currently serves as a member of the Boards of Directors of BioNumerik Pharmaceuticals, Inc., Health
                             Management Associates, Inc. and Viad Corporation.

Louis G. Lower II, 56..      Mr. Lower joined the Company as Director,
 President and Chief         President and Chief Executive Officer in February
Executive Officer; Member    2000. Prior to that, he served as Chief Executive
of the Executive,            Officer of Allstate Life Insurance Company, a
Organization and             position he held from January 1990 through January
Investment & Finance         2000. He currently serves as a member of the
Committees of the Board      Boards of Directors of the Life Office Management
                             Association, Illinois Life Insurance Council,
                             Insurance Marketplace Standards Association, NEA
                             Foundation for the Improvement of Education, PMI
                             Mortgage Insurance Co. and Chicago Botanic Garden.
                             Mr. Lower has over 25 years of experience in the insurance industry.

Joseph J. Melone, 70..       Mr. Melone has been a Director of the Company
 Chairman of the Board,      since February 2001. Prior to his retirement in
Chairman of the Executive    1998, he served as President and Chief Executive
and Organization             Officer of The Equitable Companies Inc.
Committees; Member of the    (1996-1998), Chairman and Chief Executive Officer
Compensation Committee of    of The Equitable Life Assurance Society
the Board                    (1994-1998) and Chairman and Chief Executive
                             Officer of The Equitable Variable Life Insurance
                             Company (1990-1998). Prior to 1990, Mr. Melone served as President of Prudential Insurance
                             Company. He currently serves as a member of the Boards of Directors of Bysis, Inc. and
                             Foster-Wheeler Corporation.

Jeffrey L. Morby, 64..       Mr. Morby has been a Director of the Company since
 Member of the Executive,    September 1996. He is currently self-employed as a
Investment & Finance and     business consultant and investor. Mr. Morby serves
Audit Committees of the      as Chairman of AMARNA Corporation and a general
Board                        partner of AMARNA Partners. Mr. Morby retired on
                             June 30, 1996 as Vice Chairman of Mellon Bank
                             Corporation and Mellon Bank, N.A., positions he held for more than five years. As Vice Chairman of Mellon Bank, he served on the Boards of Directors of numerous entities affiliated with Mellon Bank. Mr. Morby currently serves on the Boards of Directors of Alung Technologies, Inc.,
                             Restaurant Insurance Holdings, Inc., Duquesne
                             University, Pittsburgh Cultural Trust, Pittsburgh
                             City Theater Company, International Advisors of the City of Wuhan, China and International Council of the World Wildlife Fund. Mr. Morby also serves as Chairman of China Center of the Greater
                             Pittsburgh Metropolitan Area.

Shaun F. O'Malley, 66..      Mr. O'Malley has been a Director of the Company
 Chairman of the Audit       since September 1996. He is currently the Chairman
Committee; Member of the     Emeritus of Price Waterhouse LLP, a title he has
Organization and             held since July 1995. Prior to that, he served as
Investment & Finance         Chairman and Senior Partner of Price Waterhouse
Committees of the Board      LLP. He currently serves as a member of the Boards
                             of Directors of the Finance Company of
                             Pennsylvania, Regulus Group, LLC, Federal Home
                             Mortgage Corporation (Freddie Mac), and The
                             Philadelphia Contributionship, and as a member of the Boards of Trustees of the University of Pennsylvania and The Curtis Institute of Music and the Board of Overseers of the Wharton School.

Charles A. Parker, 67..      Mr. Parker has been a Director of the Company
 Member of the Executive,    since September 1997. He retired in 1995 after 17
Compensation and             years of service at The Continental Corporation,
Investment & Finance         including service as Executive Vice President,
Committees of the Board      Chief Investment Officer and Director. He
                             currently serves as a member of the Boards of Directors of Amerindo Funds and T.C.W. Convertible
                             Fund, as a member of the Business Advisory Council of the University of Colorado School of Business and as a Governor of the Burridge Center for Research in Security Prices (University of
                             Colorado School of Business).

William J. Schoen, 66..      Mr. Schoen has been a Director of the Company
 Chairman of the             since September 1996. He is currently the Chairman
Investment & Finance         of the Board of Health Management Associates,
Committee; Member of the     Inc., a position he has held for more than five
Compensation and Audit       years. He serves on the Board of Directors of
Committees of the Board      Health Management Associates, Inc. and many of its
                             subsidiaries.

Executive Officers

   Set forth below is certain information, as of March 15, 2002, with respect to the Executive Officers of the Company and its subsidiaries who are not Directors of the Company (Louis G. Lower II, President and Chief Executive Officer, is discussed above):

Peter H. Heckman, 56..       Mr. Heckman joined the Company in April 2000 as
 Executive Vice President    Executive Vice President and Chief Financial
and Chief Financial Officer  Officer ("CFO"). Prior to that, he served as Vice
                             President of Allstate Life Insurance Company, a position he held from 1988 through April 2000. Mr.
                             Heckman has over 25 years of experience in the insurance industry.

Daniel M. Jensen, 38 ..      Mr. Jensen joined the Company in September 2001 as
 Executive Vice President    Executive Vice President and Chief Marketing
and Chief Marketing Officer  Officer ("CMO"). He previously served as Vice
                             President and CMO of American National Insurance
                             Company, a position he held from June 2000 through September 2001. Prior to that, Mr. Jensen served as Vice President, a position he held from January
                             1998 to June 2000, and General Agent, a position he held from October 1993 to December 1997, of American National Insurance Company. Mr. Jensen has over 15 years of experience in the insurance industry.

Douglas W. Reynolds, 48..    Mr. Reynolds joined the Company in November 2001
 Executive Vice President,   as Executive Vice President. He previously served
Property and Casualty        as Regional Vice President of AIG, Inc., a
                             position he held from February 2000 through November 2001. Prior to that, he served as Vice
                             President of Allstate Insurance Company from
                             November 1976 through January 2000. Mr. Reynolds has over 25 years of experience in the insurance industry.

George J. Zock, 51..         Mr. Zock was named Executive Vice President in
 Executive Vice President,   September 1997. Mr. Zock is responsible for
Service & Technology         client, technology and financial services. He also
Operations and Financial     served as Executive Vice President of insurance
Services                     operations from September 1997 to November 2001,
                             Senior Vice President from February 1992 to
                             September 1997 and Treasurer from September 1989 to April 1997. Mr. Zock has been with the Company for 28 years.

Bret A. Conklin, 38.. Senior Mr. Conklin joined the Company as Senior Vice
Vice President and           President and Controller in January 2002. Mr.
Controller                   Conklin has 16 years of experience in the
                             insurance industry, including serving as Vice
                             President of Kemper Insurance from January 2000 through January 2002, Vice President and
                             Controller of the Company from July 1998 through January 2000, being associated with Pekin
                             Insurance from September 1992 through June 1998 and serving as its Vice President and Controller, and 7 years of public accounting experience with KPMG Peat Marwick specializing in its insurance industry practice.

Ann M. Caparros, 49..        Ms. Caparros joined the Company in March 1994 as
 General Counsel, Chief      Vice President, General Counsel and Corporate
Compliance Officer and       Secretary. Ms. Caparros has 24 years of experience
Corporate Secretary          in the insurance industry.

J. Michael Henderson, 60..   Mr. Henderson joined the Company in September 1997
 Vice President and          as Vice President and Treasurer. From March 1985
Treasurer                    through September 1997, Mr. Henderson was
                             associated with Bear Stearns & Co. Inc. and served as a Managing Director.

Special Advisory Board

   The Company maintains a special advisory board composed of leaders of education associations. The Company meets with the special advisory board on a regular basis. The educators and education association leaders serving on the special advisory board receive a fee of $200 plus expenses for each special advisory board meeting attended. The special advisory board met two times in 2001.

Board of Directors

   There were nine members on the Company's Board of Directors as of March 15, 2002. The Board met five times during 2001. No Director of the Company, other than Dr. Futrell, Mr. Kiernan and Mr. Morby, attended fewer than 75% of the aggregate of the Board meetings held during 2001 where he or she was a Director and the committee meetings, to which he or she was appointed and served during 2001.

   The standing committees of the Board consist of the Executive Committee, Compensation Committee, Organization Committee, Investment & Finance Committee and Audit Committee. Each standing committee has a charter which defines its role and power.

   The Executive Committee exercises certain powers of the Board during intervals between meetings of the Board and, as requested by the Chief Executive Officer, acts as a sounding board for discussing strategic and operating issues between meetings of the Board. The current members of the Committee are Mr. Melone (Chairman), Mr. Abbott, Dr. Futrell, Mr. Lower, Mr. Morby and Mr. Parker. The Executive Committee did not meet during 2001.

   The Compensation Committee reviews, approves and recommends the compensation of Officers and Directors of the Company. The current members of the Committee are Mr. Abbott (Chairman), Mr. Kiernan, Mr. Melone, Mr. Parker and Mr. Schoen. The Compensation Committee met five times during 2001.

   The Organization Committee oversees planning relating to the Senior Management of the Company and Chief Executive Officer succession issues and also recommends nominees to the Board of Directors. The Organization Committee will consider nominees recommended by Shareholders. Nominations may be submitted in writing to Ann M. Caparros, Corporate Secretary. Current members of the Committee are Mr. Melone (Chairman), Mr. Abbott, Dr. Futrell, Mr. Lower and Mr. O'Malley. The Organization Committee met two times during 2001.

   The Investment & Finance Committee approves investment strategies and monitors the performance of investments made on behalf of the Company and its subsidiaries and oversees issues and decisions relating to the Company's capital structure. Current members of the Committee are Mr. Schoen (Chairman), Mr. Kiernan, Mr. Lower, Mr. Morby, Mr. O'Malley and Mr. Parker. The Committee met four times during 2001.

   The Audit Committee oversees the financial reporting and internal operating controls of the Company. It meets with both Management and the Company's independent public accountants. The current members of the Committee are Mr. O'Malley (Chairman), Dr. Futrell, Mr. Kiernan, Mr. Morby and Mr. Schoen. The Committee met eight times during 2001.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

   The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee is composed of five directors, each of whom is independent as defined by the New York Stock Exchange listing standards. Management has the primary responsibility for the Company's financial statements and its reporting process, including the Company's systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

   The Audit Committee has discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgements as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management.

   The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held eight meetings during fiscal year 2001.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee recommended and the Board approved the selection of the Company's independent auditors.

AUDIT COMMITTEE
SHAUN F. O'MALLEY Chairman

MARY H. FUTRELL, DONALD E. KIERNAN, JEFFREY L. MORBY and WILLIAM J. SCHOEN,
  Members

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

   The following tables set forth certain information regarding beneficial ownership of the Company's Common Stock by each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, and by each of the Company's Directors, the Company's CEO and the other four highest compensated Executive Officers (collectively the "Named Executive Officers"), and by all Directors and Executive Officers of the Company as a group. Information in the table is as of March 15, 2002, except the number of shares beneficially owned by the 5% beneficial owners which is as of December 31, 2001, based on information reported by such persons to the Securities and Exchange Commission. Except as otherwise indicated, to the Company's knowledge, all shares are beneficially owned and investment and voting power is held solely by the persons named as owners.

                                                                                 Amount of
                                                                                 Beneficial Percent
Title of Class                         Beneficial Owner                          Ownership  of Class
--------------                         ----------------                          ---------- --------
Security Ownership of 5% Beneficial Owners
 Common Stock  Ariel Capital Management, Inc. (1)............................... 7,731,635    18.9%
 Common Stock  T. Rowe Price Associates, Inc. (2)............................... 2,830,000     6.9%
 Common Stock  Perkins, Wolf, McDonnell & Company (3)........................... 2,582,800     6.3%
 Common Stock  Mellon Financial Corporation (4)................................. 2,529,113     6.2%

Security Ownership of Directors and Executive Officers
 Common Stock  William W. Abbott (5)............................................    32,613       *
 Common Stock  Mary H. Futrell (6)..............................................     5,482       *
 Common Stock  Donald E. Kiernan (7)............................................    20,812       *
 Common Stock  Louis G. Lower II (8)............................................   447,298     1.1%
 Common Stock  Joseph J. Melone (9).............................................    16,505       *
 Common Stock  Jeffrey L. Morby (10)............................................    23,282       *
 Common Stock  Shaun F. O'Malley (11)...........................................    22,588       *
 Common Stock  Charles A. Parker (12)...........................................    18,238       *
 Common Stock  William J. Schoen (13)...........................................    84,964       *
 Common Stock  Peter H. Heckman (14)............................................   130,469       *
 Common Stock  Daniel M. Jensen (15)............................................    38,052       *
 Common Stock  George J. Zock (16)..............................................   196,774       *
 Common Stock  Ann M. Caparros (17).............................................    26,731       *
 Common Stock  All Directors and Executive Officers as a group (16 persons) (18) 1,143,672     2.7%

--------
   *Less than 1%.
 (1) Ariel Capital Management, Inc. ("ACMI") has a principal place of business at 200 E. Randolph Drive, Suite 2900, Chicago, IL 60601 and is an investment adviser registered under section 203 of the Investment Advisers Act of 1940. All securities reported are owned by investment advisory clients of ACMI, no one of which to the knowledge of ACMI owns more than 5% of the class. The foregoing is based on Amendment No. 5 to Schedule 13G filed by ACMI in January 2002.
 (2) T. Rowe Price Associates, Inc. ("Price Associates") has a principal place of business at 100 E. Pratt Street, Baltimore, MD 21202 and is an investment adviser registered under section 203 of the Investment Advisers Act of 1940. Price Associates reported that it had sole voting power over 780,800 shares and sole investment power over all of the shares listed in the table. The foregoing is based on the Schedule 13G filed by Price Associates in February 2002.
 (3) Perkins, Wolf, McDonnell & Company has a principal place of business at 53
     W. Jackson Blvd., Suite 722, Chicago, IL 60604 and is a broker or dealer registered under section 15 of the Securities Exchange Act of 1934 and an investment adviser registered under section 203 of the Investment Advisers Act of 1940. The foregoing is based on the Schedule 13G filed by Perkins, Wolf, McDonnell & Company in February 2002.

 (4) Mellon Financial Corporation ("MFC") has a principal place of business at One Mellon Bank Center, 500 Grant Street, Pittsburgh, PA 15258 and is a parent holding company of Mellon Bank N.A. ("Mellon") and The Dreyfus Corporation ("TDC"), institutional investors entitled to file Schedule 13G with the Securities and Exchange Commission. Each of MFC, Mellon, and TDC were beneficial owners of more than 5% of the outstanding class of Common Stock, with voting and investment powers as follows: MFC, sole voting power over 2,039,398 shares, sole investment power over 2,069,813 shares, and shared voting and investment power over 459,300 shares; Mellon, sole voting power over 2,023,098 shares, sole investment power over 2,043,088 shares, and shared voting and investment power over 459,300 shares; and TDC, sole voting power and sole investment power over 1,671,800 shares and shared voting and investment power over 459,300 shares. The foregoing is based on the Schedule 13G filed by Mellon Financial Corporation in January 2002.
 (5) Includes 16,335 Common Stock Equivalent Units pursuant to the Director Stock Plan. Also includes options to purchase 7,400 shares of Common Stock which are currently exercisable and 1,778 shares which are owned by a trust as to which Mr. Abbott is a trustee.
 (6) Includes 2,482 Common Stock Equivalent Units pursuant to the Director Stock Plan. Also includes options to purchase 3,000 shares of Common Stock which are currently exercisable.
 (7) Includes 11,477 Common Stock Equivalent Units pursuant to the Director Stock Plan. Also includes options to purchase 7,400 shares of Common Stock which are currently exercisable.
 (8) Includes options to purchase 425,000 shares of Common Stock which are currently exercisable. Also includes 1,316 shares of Common Stock which are invested in the Horace Mann Stock Fund of the Horace Mann Supplemental Retirement and Savings Plan (401(k)) and 10,982 Common Stock Equivalent Units held under the Deferred Compensation Plan.
 (9) Includes 8,505 Common Stock Equivalent Units pursuant to the Director Stock Plan. Also includes options to purchase 6,000 shares of Common Stock which are currently exercisable.
(10) Includes 15,882 Common Stock Equivalent Units pursuant to the Director Stock Plan. Also includes options to purchase 7,400 shares of Common Stock which are currently exercisable.
(11) Includes 14,788 Common Stock Equivalent Units pursuant to the Director Stock Plan. Also includes options to purchase 7,400 shares of Common Stock which are currently exercisable.
(12) Includes 10,838 Common Stock Equivalent Units pursuant to the Director Stock Plan. Also includes options to purchase 7,400 shares of Common Stock which are currently exercisable.
(13) Includes 17,364 Common Stock Equivalent Units pursuant to the Director Stock Plan. Also includes options to purchase 7,400 shares of Common Stock which are currently exercisable and 60,200 shares owned by trusts as to which Mr. Schoen is a trustee.
(14) Includes options to purchase 125,000 shares of Common Stock which are currently exercisable. Also includes 5,469 Common Stock Equivalent Units held under the Deferred Compensation Plan.
(15) Includes options to purchase 37,500 shares of Common Stock which are currently exercisable. Also includes 552 Common Stock Equivalent Units held under the Deferred Compensation Plan.
(16) Includes options to purchase 57,700 shares of Common Stock which are currently exercisable. Also includes 67,538 shares held by his wife, as to which Mr. Zock shares voting and dispositive power.
(17) Includes options to purchase 25,450 shares of Common Stock which are currently exercisable. Also includes 1,268 Common Stock Equivalent Units pursuant to the Deferred Compensation Plan.
(18) Includes options for the group of Directors and Executive Officers to purchase 802,850 shares of Common Stock which are currently exercisable. Also includes 97,671 Common Stock Equivalent Units pursuant to the Director Stock Plan, 19,133 Common Stock Equivalent Units pursuant to the Deferred Compensation Plan and 1,508 shares of Common Stock which are invested in the Horace Mann Stock Fund of the Horace Mann Supplemental Retirement and Savings Plan (401(k)).

Section 16(a) Beneficial Ownership Reporting Compliance

   The Company has established procedures by which Executive Officers and Directors provide relevant information regarding transactions in Company stock to a Company representative and the Company prepares and files the required ownership reports. Based on a review of those reports and other written representations, the Company believes that there was no reportable delinquency with respect to the reporting requirements under Section 16(a).

Related Party Transactions

   The Company does not have any contracts or other transactions with related parties that are required to be reported under the applicable securities laws and regulations.

   Ariel Capital Management, Inc., HMEC's largest shareholder with 18.9% of the Common Shares outstanding, is the investment adviser for two of the mutual funds offered to the Company's annuity customers.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

   The following Summary Compensation Table sets forth all reportable compensation awarded to, earned by or paid to the Company's Chief Executive Officer and the other four most highly compensated Executive Officers for services rendered in the capacities described above.

                                         Annual Compensation   Long-Term Compensation
                                         ------------------- --------------------------
                                                                   Awards       Payouts
                                                             ------------------ -------
                                                             Restricted
                                                               Stock             LTIP    All Other
                                          Salary    Bonus      Awards   Options Payouts Compensation
    Name and Principal Position     Year   ($)      ($)(4)      ($)       (#)   ($)(5)     ($)(6)
    ---------------------------     ----  -------   -------  ---------- ------- ------- ------------
Louis G. Lower II(1)............... 2001 529,173         0          0         0 317,504    13,662(7)
  President & Chief Executive       2000 458,337   400,000    138,400   750,000 300,000   127,844
  Officer                           1999       0         0          0   250,000       0         0

Peter H. Heckman(2)................
  Executive Vice President & Chief  2001 314,588         0          0         0 157,294    13,662(8)
  Financial Officer                 2000 218,269   150,000          0   300,000 150,000   117,981

Daniel M. Jensen(3)................ 2001  74,135   150,000          0   150,000  37,068    18,394(9)
  Executive Vice President & Chief
  Marketing Officer

George J. Zock..................... 2001 275,004         0          0         0 137,502    17,246(10)
  Executive Vice President--Service 2000 250,008         0          0    35,000  29,163    17,678
  & Technology Operations and       1999 239,588         0          0         0  93,835    16,510
  Financial Services

Ann M. Caparros.................... 2001 179,368         0          0         0  53,810    15,650(11)
  General Counsel, Chief            2000 172,188         0          0     5,700  10,043    15,650
  Compliance Officer and            1999 164,719         0          0         0  32,256    14,750
  Corporate Secretary

--------
 (1) Mr. Lower was hired effective February 1, 2000, pursuant to an employment agreement executed in December 1999, which included the grant of stock options in 1999 as described in the section Agreements with Key Employees.
 (2) Mr. Heckman was hired effective April 10, 2000.
 (3) Mr. Jensen was hired effective September 04, 2001.
 (4) The Awards shown for Mr. Lower and Mr. Heckman (paid in 2000) and Mr. Jensen (paid in 2001) were contractually guaranteed as described in the section Agreements with Key Employees.
 (5) The LTIP Payouts amounts are paid pursuant to the Horace Mann Educators Corporation Long-Term Incentive Plan except that Awards shown for Mr. Lower and Mr. Heckman (paid in 2000) were contractually guaranteed as described in the section Agreements with Key Employees.
 (6) Includes Company contributions to the Horace Mann Supplemental Retirement and Savings ("401(k)") Plan and to the Horace Mann Money Purchase Pension ("MPP") Plan (both defined contribution plans) and Company contributions attributable to group term life insurance premiums.
 (7) For Mr. Lower, in 2001, $5,100 was contributed to the 401(k) Plan; $8,500 was contributed to the MPP Plan; and $62 was attributed to group term life insurance premiums.
 (8) For Mr. Heckman, in 2001, $5,100 was contributed to the 401(k) Plan; $8,500 was contributed to the MPP Plan; and $62 was attributed to group term life insurance premiums.
 (9) For Mr. Jensen, in 2001; $3,707 was contributed to the MPP Plan; and $16 was attributed to group term life insurance premiums. Also includes $14,671 for relocation expenses in 2001.

(10) For Mr. Zock, in 2001, $5,100 was contributed to the 401(k) Plan; $11,900 was contributed to the MPP Plan; and $246 was attributed to group term life insurance premiums.
(11) For Ms. Caparros, in 2001, $5,100 was contributed to the 401(k) Plan; $10,200 was contributed to the MPP Plan; and $350 was attributed to group term life insurance premiums.

OPTION GRANTS IN LAST FISCAL YEAR

                                                                Grant Date
                                 Individual Grants                 Value
                     ----------------------------------------- -------------
                                 Options
                                Granted to
                                Employees  Exercise
                     Options    in Fiscal  or Base              Grant Date
                     Granted       Year     Price   Expiration Present Value
         Name          (#)      % of Total  ($/Sh)     Date         ($)
         ----        -------    ---------- -------- ---------- -------------
   Louis G. Lower II 250,000(1)    24.6     17.56   2/14/2011    2,259,876(2)
   Peter H. Heckman.  50,000(1)     4.9     17.56   2/14/2011      451,975(2)
   Daniel M. Jensen. 150,000(1)    14.8     18.06   9/17/2011      969,238(3)
   George J. Zock...  35,000(1)     3.4     17.56   2/14/2011      316,383(2)
   Ann M. Caparros..   5,700(1)     0.6     17.56   2/14/2011       51,525(2)

--------
(1) For Mr. Lower, Mr. Heckman, Mr. Zock and Ms. Caparros, the options vest in four equal annual installments beginning on February 14, 2001. For Mr. Jensen, the options vest in four equal annual installments beginning on September 17, 2001.
(2) The Bloomberg standard option valuation model for American options was used to calculate the present value of the options on the grant date. The valuation assumed an expected volatility rate of 52%, a risk-free rate of return of 5.2%, a dividend yield of 2.4% and a delay in exercise based on vesting. There were no adjustments made for non-transferability or risk of forfeiture.
(3) The Bloomberg standard option valuation model for American options was used to calculate the present value of the option on the grant date. The valuation assumed an expected volatility rate of 34%, a risk-free rate of return of 4.7%, a dividend yield of 2.4% and a delay in exercise based on vesting. There were no adjustments made for non-transferability or risk of forfeiture.

AGGREGATED FISCAL YEAR-END OPTION VALUES

                         Number of Securities      Value of Unexercised
                        Underlying Unexercised    In-the-Money Options at
                         Options at FY-END (#)          FY-END ($)
           Name        Exercisable/Unexercisable Exercisable/Unexercisable
           ----        ------------------------- -------------------------
     Louis G. Lower II     212,500 / 787,500       627,250 /  2,280,250
     Peter H. Heckman.      62,500 / 237,500        260,010 /   994,290
     Daniel M. Jensen.      37,500 / 112,500        118,500 /   355,500
     George J. Zock...      46,400 /  28,800         32,025 /    96,075
     Ann M. Caparros..      23,125 /   5,175        106,216 /    15,647

LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                                 Estimated Future Payouts Under
                                                 Non-Stock Price-Based Plans(1)
       -                                         ------------------------------
                                 Performance or
                                  Other Period
                                Until Maturation Threshold       Target Maximum
            Name                   or Payout        (%)           (%)     (%)
            ----                ---------------- ---------       ------ -------
       Louis G. Lower II ......       2001           0             60     120
       Peter H. Heckman .......       2001           0             50     100
       Daniel M. Jensen . . . .       2001           0             50     100
       George J. Zock..........       2001           0             50     100
       Ann M. Caparros.........       2001           0             30      60

--------
(1) The Threshold, Target and Maximum numbers are the percentage of the individual's base salary at the final date of the applicable performance period.

PENSION AND EXCESS PENSION PLANS

   The following pension table illustrates the total benefits available for Named Executive Officers under the defined benefit retirement plans without considering social security offsets.

                           Years of Covered Service

        Covered Remuneration($)   15      20      25      30      35
        ----------------------- ------- ------- ------- ------- -------
                125,000          37,500  50,000  62,500  66,250  66,250
                150,000          45,000  60,000  75,000  79,500  79,500
                175,000          52,500  70,000  87,500  92,750  92,750
                200,000          60,000  80,000 100,000 106,000 106,000
                225,000          67,500  90,000 112,500 119,250 119,250
                250,000          75,000 100,000 125,000 132,500 132,500
                300,000          90,000 120,000 150,000 159,000 159,000
                400,000         120,000 160,000 200,000 212,000 212,000
                450,000         135,000 180,000 225,000 238,500 238,500
                500,000         150,000 200,000 250,000 265,000 265,000
                600,000         180,000 240,000 300,000 318,000 318,000
                700,000         210,000 280,000 350,000 371,000 371,000
                800,000         240,000 320,000 400,000 424,000 424,000
                900,000         270,000 360,000 450,000 477,000 477,000
              1,000,000         300,000 400,000 500,000 530,000 530,000

--------
(1) Represents the maximum combined benefits payable from all qualified and non-qualified defined benefit pension plans based on the pre-August 29, 1989 formula, as defined below, without regard to social security offsets.
(2) As of December 31, 2001, Mr. Zock had 28 years and Ms. Caparros had 7 years of credited service.

   Compensation for purposes of the defined benefit plans includes only compensation earned while participating in the defined benefit plans. Participants only include those employees hired prior to January 01, 1999. In general, eligible compensation for Executive Officers includes base salaries and cash bonuses. Although compensation voluntarily deferred by an employee is not considered as eligible earnings for pension purposes, a special exception permits an employee's tax-deferred contributions under the 401(k) plan to count as eligible earnings under the defined benefit plan. In addition, any amount selected pursuant to Section 125 of the Internal Revenue Code is also considered eligible earnings under the defined benefit plan.

   For participants hired prior to August 29, 1989, annual benefits would be determined by multiplying an average of the 36 highest consecutive months of earnings by 2% times years of credited service minus 50% of the social security income benefit earned while an employee. For participants hired after August 29, 1989, benefits would be determined by multiplying an average of the 36 highest consecutive months of earnings by 1.6% times years of credited service. Accruals for credited service and earnings will cease as of March 31, 2002. Under the terms of the Plan, a maximum of 30 years is eligible for credited service.

   The CEO's retirement benefits are not determined pursuant to the pension plans described above and are described in the section Agreements with Key Employees.

DIRECTOR COMPENSATION

   A Director, other than an Officer of the Company, receives an annual retainer of $25,000 and a fee of $1,000 plus expenses for attendance (whether in person or by telephone) at each Board and Board Committee meeting. The Chairman of each Committee receives an additional annual retainer of $2,500 for serving in such capacity. The Chairman of the Board receives an annual retainer of $75,000 in addition to the other fees described above. Directors have the option to take all or part of such fees in the form of Common Stock Equivalent Units of the Company, on a deferred compensation basis, with a 25% matching addition to the sums listed above made by the Company pursuant to the Director Stock Plan. In addition to the foregoing compensation, in May 2001 the Chairman of the Board was granted 6,000 stock options and each Director was granted 3,000 stock options at market price pursuant to the Horace Mann Educators Corporation 1991 Stock Incentive Plan.

AGREEMENTS WITH KEY EMPLOYEES

   Effective February 1, 2000, the Company entered into an employment agreement with Mr. Lower employing him as the Company's President and Chief Executive Officer. That agreement is an exhibit to the Company's Annual Report on Form 10-K for 2001. The term of that agreement expired on December 31, 2000 but is subject to an annual evergreen renewal which extends the agreement an additional year on each September 1, so long as neither Mr. Lower or the Company has, prior to September 1, notified the other that the agreement will not so extend. Its current expiry date is December 31, 2002. The agreement provides for an annual salary of not less than $500,004 and for Mr. Lower to participate in the Company's short and long-term bonus plans, with minimum guaranteed bonuses under each of those plans for payments in 2001 ($400,000 and $300,000, respectively). Mr. Lower received a stock grant of 10,000 shares of Common Stock and options to purchase 750,000 shares of Common Stock, vesting 150,000 shares on January 1, 2001 and each successive January 1 through January 1, 2005 so long as he is employed by the Company on each such date. The Company also agreed to pay the following retirement benefits to Mr. Lower during his lifetime:

Last Date of Employment                                          Annual Benefit
-----------------------                                          --------------
On or prior to December 31, 2000................................    $      0
January 1, 2001 to December 31, 2001 . . . . . . . .............    $ 45,000
January 1, 2002 to December 31, 2002 . . . . . . . .............    $ 90,000
January 1, 2003 to December 31, 2003 . . . . . . . .............    $135,000
January 1, 2004 or later . . . . . . . . . . . . . . . . . . . .    $180,000

   The agreement contains provisions regarding reimbursement of Mr. Lower's costs of moving to Springfield, Illinois, including under certain circumstances covering any loss on the sale of the house he has purchased in Springfield and provisions relating to Mr. Lower's death, disability or other termination of his employment. In addition, the agreement provides that if there is a Change of Control, as defined therein, and Mr. Lower's employment is within three years thereof actually or constructively terminated, Mr. Lower will be paid a lump-sum cash amount equal to the sum of (i) three times the greater of his highest annual cash compensation from the Company or $1,200,000 and (ii) the actuarially determined present value of Mr. Lower's retirement benefits calculated as if he had been employed by the Company until the date which is three years after the Change in Control. Mr. Lower's other benefits are also continued for three years and there is an excise tax gross-up provision payment sufficient to negate any effect on him of excise and related taxes attributable to the benefits received under the agreement.

   The Company entered into a letter of employment with Mr. Heckman, Executive Vice President & Chief Financial Officer, effective April 10, 2000. That agreement is an exhibit to the Company's Annual Report on Form 10-K for 2001. The agreement provides for an annual salary of not less than $300,000 and for Mr. Heckman to participate in the Company's short and long-term bonus plans, with minimum guaranteed bonuses under each of those plans for payments in 2001 ($150,000 each). Mr. Heckman received a grant of stock options to purchase 250,000 shares of Common Stock, vesting 50,000 shares on January 1, 2001 and each successive January 1 through January 1, 2005 so long as he is employed by the Company on each such date.

   The Company entered into a letter of employment with Mr. Jensen, Executive Vice President and Chief Marketing Officer, effective September 04, 2001. That agreement is an exhibit to the Company's Annual Report on Form 10-K for 2001. The agreement provides for an annual salary of $225,000 and for Mr. Jensen to participate in the Company's short and long-term bonus plans, with a minimum guaranteed bonus under the short-term bonus plan for payment in 2002 ($150,000). Mr. Jensen received a total grant of stock options to purchase 150,000 shares of Common Stock, one-fourth vesting on September 17, 2001 and each successive September 17 through September 17, 2004 so long as he is employed by the Company on each such date.

   In addition, the Company has entered into agreements with certain key employees, including each of Mr. Heckman, Mr. Jensen, Mr. Zock and Ms. Caparros, which provide that if, within three years after a change in control of the Company, the employee is terminated from employment by the Company, whether actually or constructively, for any reason other than cause, the employee will receive (i) a one-time cash payment, (ii) continued insurance coverage for a specified period, (iii) the present value of such employee's accrued benefits as of the date of termination under the Company's non-qualified supplemental pension plan(s) (which amount will be offset against any amount payable under such plan) and (iv) an excise tax gross-up payment sufficient to negate the effect on such employee of excise and related taxes attributable to the benefits received by the employee under the agreement. The one-time cash payment would be equal to 2.9 times the highest annual cash compensation (salary and bonus) received by the employee in the five preceding years, and the specified period during which such employee's insurance benefits would continue is two years, 11 months.

REPORT ON EXECUTIVE COMPENSATION OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

   The Compensation Committee of the Board of Directors (the "Compensation Committee") reviews compensation of the Company's Named Executive Officers and recommends actions to the Board regarding the cash compensation (base salary and cash bonuses) to be paid to the Chief Executive Officer ("CEO") and the other Named Executive Officers of the Company as well as grants of stock, stock options, stock appreciation rights and restricted stock awards. Currently, the components of compensation for the CEO and each Named Executive Officer are base salary, short-term incentive compensation, long-term incentive compensation, stock and stock options. Each of these components is discussed in more detail below.

Base Salary

   In determining the base salaries for the Named Executive Officers of the Company, the primary information considered by the Compensation Committee is data regarding salaries paid to Executives in similar positions at other insurance companies. The Compensation Committee has obtained such data from the Life Office Management Association ("LOMA") Executive Compensation Survey and the National Association of Independent Insurers ("NAII") Executive Compensation Survey, specifically: (i) the LOMA Executive Compensation Survey for U.S. Companies, which for 2001 included data on 120 insurance companies,
(ii) the LOMA Executive Compensation Survey for U.S. Companies with Assets of Between $1.5 Billion and $5 Billion, which for 2001 included data on 17 insurance companies and (iii) the NAII Executive Compensation Survey for participating insurance companies which for 2001 included data on 108 insurance companies (collectively referred to as the "compensation surveys"). The compensation surveys are used without regard to an analysis of the performance of the individual companies included in each survey.

   The Compensation Committee strives to set base salaries for the Company's Named Executive Officers at average levels for like Executives as indicated in the compensation surveys, while attempting to have total compensation be at or above such average levels.

   The Compensation Committee considers two additional factors in setting base salaries. Those factors are the possible need for an adjustment to reflect a change in the position or responsibilities of the Executive and/or to encourage the Executive to join the Company and the length of the Executive's industry experience. Either one of these factors could result in a base salary above the point determined by reference to the salaries of Executives in similar positions as indicated in the compensation surveys.

   When the Compensation Committee reviews the base salary of Named Executive Officers, which is done an average of 12 to 24 months after a prior increase, it makes adjustments to base salary on the basis of its subjective evaluation of five items. The first four items, all considered in roughly equal weight are: (i) the officer's performance regarding planning, organizing and performing assigned tasks; (ii) the officer's performance concerning managing costs; (iii) the officer's performance concerning managing personnel who report to the officer; and (iv) the officer's performance in encouraging an ethical work environment, providing exemplary customer service and providing a work environment in which employees experience fair treatment and have an equal opportunity for advancement. The fifth item is a review of the compensation surveys to compare the CEO or Named Executive Officer's salary to the average salaries for similar positions as reported in the compensation surveys. If the CEO or Named Executive Officer is below the average survey salaries, a larger salary increase may occur. If the CEO or Named Executive Officer is above the average survey salaries, the Officer may not receive as much of an increase as the individual would have received as a result of the analysis of only the first four items or the increase in base salary may be delayed. The fifth item is considered only if the Compensation Committee determines that a base salary increase is warranted after analyzing the first four items.

   In 2001, the Compensation Committee set an initial base salary for one Named Executive Officer. In addition, the Compensation Committee reviewed the base salaries of four Named Executive Officers, including the CEO. The Compensation Committee reviewed the above factors and considered the CEO's performance in the prior year and determined to award a salary increase of 10% to the CEO.

Horace Mann Educators Corporation Short-Term Incentive Plan

   The Company's Short-Term Incentive Plan ("STIP") is designed to reward all officers (the "Officers") of the Company for achieving corporate and operating unit short-term performance objectives. The STIP is intended to provide an incentive for superior work and to motivate Officers toward even higher achievement and business results, to tie their goals and interests to those of the Company and its Shareholders and to enable the Company to attract and retain highly qualified employees. The STIP is also intended to secure the full deductibility of annual incentive compensation payable to the Company's Named Executive Officers whose compensation is required to be reported in the Company's proxy statement. All compensation payable hereunder to such persons is intended to qualify as "performance-based" compensation as described in
Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code").

   The STIP provides that awards to Named Executive Officers are to be tied to performance goals based upon one or more of the following business criteria, either applied to the Company as a whole or individual operating units, any of which may be measured either in absolute terms or as compared to goals set by the Compensation Committee or the performance of other companies: financial ratings, return on equity, earnings, growth in earnings, earnings per share, growth in earnings per share, operating earnings, growth in operating earnings, operating earnings per share, growth in operating earnings per share, insurance premiums, growth in insurance premiums, total return to Shareholders (stock price appreciation plus dividends), combined ratio, expense ratio, number of agents and growth in number of agents. In addition, to the extent consistent with deductibility of STIP payments under Section 162(m) of the Code, performance goals may be based upon individual attainment of personal objectives set by the Chief Executive Officer or the Compensation Committee including, but not limited to, implementing policies and plans, negotiating transactions and sales, developing long-term business goals and exercising managerial responsibility. Measurement of the Company's or an Officer's performance against the performance goals established by the Committee shall be objectively determinable, as defined in the STIP. The STIP also provides that the effects of extraordinary events during a performance period which have a material impact on the relevant performance measures may be eliminated from the calculation of such performance at the discretion of the Compensation Committee.

   The Compensation Committee previously determined the basis on which Named Executive Officers would be eligible to receive compensation under the STIP with regard to the performance period of January 1, 2001 through December 31, 2001 by establishing performance goals and an objective method for computing the amount of STIP payments to the Named Executive Officers if those goals were attained. The Committee determined that no STIP awards with regard to 2001 would be paid unless the Company's return on equity for 2001 was equal to or greater than the cost of capital at the beginning of 2001. The Committee also determined that the corporate portion of each award would be determined on the basis of two performance goals: GAAP operating earnings per share (50% weighting) and insurance premiums written and contract deposits (50% weighting) each as compared to plan.

   With regard to 2001, the Compensation Committee concluded that no STIP awards were payable, except where contractually guaranteed for one Named Executive Officer, not the Chief Executive Officer .

Horace Mann Educators Corporation Long-Term Incentive Plan

   The Company's Long-Term Incentive Plan ("LTIP") is designed to reward certain officers of the Company for achieving corporate and operating division long-term performance objectives. The LTIP is intended to motivate participating Officers toward even higher achievement and business results, to tie their goals and interests to those of the Company and its Shareholders and to enable the Company to attract and retain highly qualified executive employees. The LTIP is also intended to secure the full deductibility of incentive compensation payable to the Company's Named Executive Officers whose compensation is required to be reported in the Company's proxy statement. All compensation payable hereunder to such persons is intended to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Code.

   The Compensation Committee previously determined that certain officers, including all of the Named Executive Officers, are eligible to receive compensation under the LTIP.

   The Compensation Committee previously set the following performance goals, to be weighted equally: annual return on equity for 2001 compared to a minimum goal exceeding 11% with a target goal of a 13% return on equity; and total shareholder return from January 1, 2001 to December 31, 2001 as compared with the S&P Insurance Composite Return for the period.

   The annual return on equity for 2001 was 5.8%. The total shareholder return from January 1, 2001 to December 31, 2001 was 1.42% as compared with the S&P Insurance Composite Return for the period which was -13.81%.

   With regard to the 2001 performance period, the Compensation Committee concluded that the awards for Named Executive Officers including the Chief Executive Officer would be calculated on the basis of the foregoing performance goals.

Horace Mann Educators Corporation Deferred Compensation Plan

   Effective December 1, 1997, the Company established the Horace Mann Educators Corporation Deferred Compensation Plan (the "Deferred Compensation Plan" or "DCP") whereby employees of the Company who are eligible for the LTIP described above may defer receipt of all or a part of their STIP bonus compensation and/or their LTIP bonus compensation on a pretax basis to common stock equivalent units. Effective February 22, 2000, only the LTIP component was eligible to be deferred. The DCP is an unfunded plan and is maintained by the Company primarily for the purpose of providing deferred compensation for a select group of highly compensated management employees. More particularly, the purposes of the DCP are to align the interests of certain employees more closely with the interests of other Shareholders of the Company, to encourage the highest level of certain employee performance by providing those employees with a direct interest in the Company's attainment of its financial goals and to help attract and retain certain qualified employees. In furtherance of the foregoing, the Compensation Committee determined that a certain level of Common Stock ownership by certain members of management is desirable. If a certain level of Common Stock ownership is not achieved (as measured at the end of the year) then a portion of any LTIP award will be deferred into the DCP.

   To the extent an investment or distribution of cash or Common Stock may be made under the DCP, the DCP is intended to qualify for the exemption from short swing profits liability under Section 16(b) of the Securities Exchange Act of 1934 provided by Rule 16b-3 of the Securities and Exchange Commission as now in effect or hereafter amended.

Horace Mann Educators Corporation 2001 Stock Incentive Plan

   In order to attract, retain and motivate employees, the Company maintains the Horace Mann Educators Corporation 2001Stock Incentive Plan (the ''Option Plan''). Under the Option Plan, Executive Officers, potential employees, other employees and certain Directors are eligible to receive stock options, stock appreciation rights and stock awards.

   The Option Plan is administered by the Compensation Committee which is comprised of independent Directors. Subject to the provisions of the Option Plan, the Compensation Committee determines (and for Named Executive Officers, recommends to the Board) the type of awards, when and to whom awards will be granted, the vesting period of the awards and the number of shares covered by each award.

   Stock option awards are granted at the prevailing market value of the Company's Common Stock and are exercisable for a period of up to 10 years from the date of grant. Because awards are granted at market value, any realization of compensation by employees is tied to subsequent increases in the market price of the Company's Common Stock. The Compensation Committee believes that this causes the recipient's financial interest with regard to such incentive compensation to parallel the financial interests of the Shareholders.

   The Compensation Committee previously determined that stock options could be granted in 2002 to the Named Executive Officers (based on performance in 2001) at the discretion of the Compensation Committee. With regard to 2001 performance, the Compensation Committee concluded that no stock options would be granted to the Named Executive Officers including the CEO during the first quarter of 2002, however, the Compensation Committee will consider awards to the Named Executive Officers, including the CEO, after the Annual Shareholder Meeting in May 2002.

   NOTE: The Report of the Audit Committee of the Board of Directors, the Report on Executive Compensation of the Compensation Committee and the Stock Price Performance Graph shall not be deemed to be incorporated by reference, in whole or in part, by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

COMPENSATION COMMITTEE
WILLIAM W. ABBOTT, Chairman

DONALD E. KIERNAN, JOSEPH J. MELONE, CHARLES A. PARKER and WILLIAM J. SCHOEN, Members

STOCK PRICE PERFORMANCE GRAPH

    The graph below compares cumulative total return* of Horace Mann Educators Corporation, the S&P 500 Index and the S&P Insurance Composite Index. The graph assumes $100 invested on December 31, 1996 in Horace Mann Educators Corporation, S&P 500 Index and S&P Insurance Composite Index.

            HORACE MANN EDUCATORS CORPORATION STOCK PRICE PERFORMANCE

                                    [CHART]

                                  12/96 12/97 12/98 12/99 12/00 12/01
                                  ----- ----- ----- ----- ----- -----
          HMEC................... $100  $142  $144  $101  $112  $114
          S&P Insurance Composite $100  $146  $151  $156  $216  $186
          S&P 500................ $100  $133  $171  $207  $188  $166

   The graph below compares cumulative total return* of Horace Mann Educators Corporation, the S&P 500 Index and the S&P Insurance Composite Index. The graph assumes $100 invested on November 18, 1991 (the date of the Company's initial public offering of its Common Stock) in Horace Mann Educators Corporation, S&P 500 Index and S&P Insurance Composite Index.

                                    [CHART]

              11/91 12/91 12/92 12/93 12/94 12/95 12/96 12/97 12/98 12/99 12/00 12/01
              ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
HMEC......... $100  $124  $160  $141  $122  $181  $238  $338  $343  $240  $268  $272
S&P Insurance
  Composite.. $100  $113  $133  $141  $141  $201  $252  $368  $381  $394  $547  $475
S&P 500...... $100  $109  $117  $129  $130  $179  $220  $294  $378  $457  $416  $367

--------
   *The S&P 500 Index, as published by Standard & Poor's Corporation ("S&P"), assumes daily reinvestment of dividends in calculating total return. The S&P Insurance Index assumes monthly dividend reinvestment. Horace Mann Educators Corporation assumes reinvestment of dividends when paid.

                                PROPOSAL NO. 2

               APPROVAL OF THE 2002 INCENTIVE COMPENSATION PLAN

General

   The Board, on March 6, 2002, approved the Company's 2002 Incentive Compensation Plan (the "2002 Plan"), subject to Shareholder approval, and has determined that it is in the best interests of the Company to adopt the 2002 Plan to enhance the ability of the Company to link compensation to performance on a tax-efficient basis. The text of the proposed 2002 Plan is attached as Exhibit A.

   The Board believes that attracting and retaining executives and other key employees of high quality has been and will continue to be essential to the Company's growth and success. To this end, a comprehensive compensation program which includes different types of incentives for motivating employees and rewards for outstanding service can contribute to the Company's future success. In particular, the Company intends to continue to use stock options and stock-related awards as an important element of compensation for executives and other employees, because such awards enable the employees to acquire or increase their proprietary interest in the Company, thereby promoting a closer identity of interests between them and the Company's Shareholders. In addition, annual incentive awards and other performance-based awards provide incentives for achieving specific performance objectives. The Board therefore views the 2002 Plan as a key part of the Company's compensation program.

   The 2002 Plan authorizes a broad range of awards, including options, restricted and deferred stock, performance awards, stock appreciation rights ("SARs") and other types of awards based on the Company's Common Stock (collectively, "Awards"). These include performance-based awards similar to those previously granted under the Company's Short-Term Incentive Plan and Long-Term Incentive Plan. If approved by Shareholders, no further awards would be authorized for grant under those incentive plans and under the Company's 2001 Stock Incentive Plan and the Company's 1991 Stock Incentive Plan (previously authorized awards remain in effect, however).

Vote Required for Approval

   Approval of the 2002 Plan will require the affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote on the subject matter at the Annual Meeting. The Board considers the 2002 Plan to be in the best interests of the Company and its Shareholders and therefore recommends that the Shareholders vote to approve the 2002 Plan at the Annual Meeting.

Reasons for Shareholder Approval

   The Board seeks Shareholder approval of the 2002 Plan in order to satisfy certain legal requirements and to provide tax advantages to the Company and participants. Specifically, approval of the 2002 Plan will meet a requirement of the New York Stock Exchange. In addition, the Board seeks to preserve the Company's ability to claim tax deductions for compensation, to the greatest extent practicable. Therefore, the Company is seeking Shareholder approval of the material terms of performance awards to certain executives under the 2002 Plan, in order to meet a key requirement for such awards to qualify as "performance-based" compensation under Section 162(m) of the Code.

   Section 162(m) limits the deductions a publicly-held company can claim for compensation in excess of $1 million paid to certain executive officers (generally, the officers who are "named executive officers" in the summary compensation table in a company's proxy statement). "Performance-based" compensation is not counted against the $1 million deductibility cap. If the 2002 Plan is approved by Shareholders, performance awards intended by the Compensation Committee (the "Committee") to qualify as "performance-based" compensation will be payable only upon achievement of pre-established performance goals, subject to any additional requirements and terms as the Committee may establish. Such performance awards can be used to place strong emphasis on the building of value for all Shareholders. For purposes of Code
Section 162(m), approval of the 2002 Plan will be deemed also to include approval of the eligibility of executive officers and other eligible persons to participate, the per-person limitations described below under the caption "Shares Available and Award Limitations," and the general business criteria upon which performance objectives for performance awards are based, described below under the caption "Performance-Based Awards." Because Shareholder approval of general business criteria, without specific targeted levels of performance, qualifies performance awards for a period of approximately five years, Shareholder approval of such business criteria will meet the requirements under Section 162(m) through 2006. Shareholder approval of the performance goals inherent in stock options and SARs is not subject to a time limit under Section 162(m).

   Shareholder approval will also allow the Committee to designate options as "incentive stock options," if it chooses, to provide tax advantages to participants. These advantages are explained below.

Description of the 2002 Plan

   The following is a summary description of the material features of the 2002 Plan. This description is qualified in its entirety by reference to the full text of the 2002 Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

   Shares Available and Award Limitations. The number of shares of Common Stock reserved and available for Awards under the 2002 Plan will be 3,000,000 shares plus the number of shares reserved under the 2001 Stock Incentive Plan and 1991 Stock Incentive Plan which have not been and will not be delivered to participants and become non-forfeitable under those preexisting plans. If Shareholders approve the 2002 Plan, the total number of shares that would be available subject to outstanding options and non-vested Awards plus the number available for future equity awards under the 2002 Plan (the only Plan then providing for such awards) would be 6,760,000 shares, or 16.6% of the shares outstanding on March 15, 2002. Of the shares available for future awards, not more than 5% could be issued in the form of restricted stock or other non-stock option/non-SAR awards. As discussed below, the number of shares reserved under the 2002 Plan is subject to adjustment in the event of stock splits, stock dividends, and other extraordinary events.

   Shares subject to forfeited or expired Awards or to Awards settled in cash or otherwise terminated without issuance of shares to the participant, and shares withheld by or surrendered to the Company to satisfy withholding tax obligations or in payment of the exercise price of an Award, will be deemed to be available for new Awards under the 2002 Plan. The same share counting rules will apply to awards currently outstanding under the two preexisting plans. Under the 2002 Plan, shares subject to an Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary will not count against the number of shares reserved and available. Shares delivered under the 2002 Plan may be either newly issued or treasury shares. On March 15, 2002, the closing price of the Company's Common Stock on the composite tape for New York Stock Exchange-listed securities was $22.18 per share.

   In addition, the 2002 Plan includes a limitation on the amount of Awards that may be granted to any one participant in a given year in order to qualify Awards as "performance-based" compensation not subject to the limitation on deductibility under Section 162(m) of the Code. Under this annual per-person limitation, no participant may in any year be granted share-denominated Awards under the 2002 Plan relating to more than his or her "Annual Limit" for each type of Award. The Annual Limit equals 500,000 shares plus the amount of the participant's unused Annual Limit relating to share-based Awards as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. In the case of cash-denominated Awards, the 2002 Plan limits performance Awards that may be earned by a participant to the participant's defined Annual Limit, which for this purpose equals $2.5 million plus the amount of the participant's unused cash Annual Limit as of the close of the previous year. The per person limit for cash-denominated performance Awards does not operate to limit the amount of share-based Awards, and vice versa.

   Adjustments to the number and kind of shares subject to the share limitations and specified in the share-based Annual Limit are authorized in the event of a large, special or non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction or event affecting the Common Stock. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that adjustments to Awards intended to qualify as "performance-based" generally must conform to requirements imposed by Section 162(m).

   Eligibility. Executive officers and other employees of the Company and its subsidiaries, and non-employee directors, consultants and others who provide substantial services to the Company and its subsidiaries, are eligible to be granted Awards under the 2002 Plan. In addition, any person who has been offered employment by the Company or a subsidiary may be granted Awards, but such prospective grantee may not receive any payment or exercise any right relating to the Award until he or she has commenced employment or the providing of services. As of March 15, 2002, approximately 2,500 persons would be potentially eligible for Awards under the 2002 Plan. Awards currently outstanding under the preexisting plans are held by a total of 2,182 employees of the Company as of March 15, 2002.

   Administration. The 2002 Plan is administered by the Committee, except that the Board may appoint any other committee to administer the Plan and may itself act to administer the Plan. The Board must perform the functions of the Committee for purposes of granting Awards to non-employee directors. (References to the "Committee" here mean the Committee or the full Board exercising authority with respect to a given Award.) Subject to the terms and conditions of the 2002 Plan, the Committee is authorized to select participants, determine the type and number of Awards to be granted and the number of shares to which Awards will relate or the amount of a performance award, specify times at which Awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the 2002 Plan, and make all other determinations which may be necessary or advisable for the administration of the 2002 Plan. Nothing in the 2002 Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the Executive Officers, outside of the Plan. The 2002 Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the Plan.

   Stock Options and SARs. The Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and SARs entitling the participant to receive the excess of the fair market value of a share on the date of exercise or other specified date over the grant price of the SAR. The exercise price of an option and the grant price of a SAR are determined by the Committee, but generally may not be less than the fair market value of the shares on the date of grant (except as described below). The maximum term of each option or SAR will be ten years. Subject to this limit, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options at or following termination of employment or upon the occurrence of other events generally are fixed by the Committee. Options may be exercised by payment of the exercise price in cash, shares or other property (possibly including notes or obligations to make payment on a deferred basis, or through broker-assisted cashless exercise procedures) or by surrender of other outstanding Awards having a fair market value equal to the exercise price. Methods of exercise and settlement and other terms of SARs will be determined by the Committee. SARs granted under the 2002 Plan may include limited SARs exercisable for a stated period of time following a Change of Control of the Company, as discussed below.

   Restricted and Deferred Stock. The Committee is authorized to make Awards of restricted stock and deferred stock. Prior to the end of the restricted period, shares received as restricted stock may not be sold or disposed of by participants, and may be forfeited in the event of termination of employment. The restricted period generally is established by the Committee, but restricted stock must vest over a minimum period of one year except in the case of the participant's death, disability or retirement, a Change of Control of the Company, or other special circumstances. An Award of restricted stock entitles the participant to all of the rights of a Shareholder of the Company, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Committee. Deferred stock gives participants the right to receive shares at the end of a specified deferral period, subject to forfeiture of the Award in the event of termination of employment under certain circumstances prior to the end of a specified restricted period (which need not be the same as the deferral period). Prior to settlement, deferred stock Awards carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents may be paid on such deferred stock.

   Other Stock-Based Awards, Bonus Shares, and Awards in lieu of Cash Obligations. The 2002 Plan authorizes the Committee to grant Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares. The Committee will determine the terms and conditions of such Awards, including the consideration to be paid to exercise Awards in the nature of purchase rights, the periods during which Awards will be outstanding, and any forfeiture conditions and restrictions on Awards. In addition, the Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other Awards in lieu of the Company's obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

   Performance-Based Awards. The Committee may grant performance-based Awards, which may be cash-denominated Awards or share-based Awards. Generally, performance-based Awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of Awards being granted or becoming exercisable or settleable under the 2002 Plan, or as a condition to accelerating the timing of such events. Performance may be measured over a period of up to one year or a longer period specified by the Committee.

   The 2002 Plan authorizes the Committee to grant performance-based Awards other than annual incentive awards (discussed below) that qualify under Section 162(m) of the Code and therefore are fully tax deductible by the Company. The business criteria to be used by the Committee in establishing performance goals applicable to those performance Awards to Named Executives will be selected from among the following: (1) insurance premiums written, contract deposits, contract charges earned, or contracts in force; (2) operating income, before or after taxes, and income before or after interest, depreciation, amortization, or extraordinary or special items; (3) operating income per common share (basic or diluted), and operating income from continuing operations per common share (basic or diluted); (4) return on equity, return on assets (gross or net), return on investment, or return on capital; (5) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (6) net interest margin or interest expense after taxes; (7) accumulated value and accumulated value persistency; (8) net investment income and realized investment gains or losses (including on a per share basis); (9) economic value created; (10) operating margin or profit margin; (11) restructuring charges, litigation charges, or expense ratios; (12) stock price or total Shareholder return; (13) dividends, including as a percentage of net income; and (14) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and/or information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The Committee may specify that any such criteria will be measured before or after extraordinary or non-recurring items, before or after service fees, or before or after payments of Awards under the 2002 Plan. The Committee may set the levels of performance required in connection with performance Awards as fixed amounts, goals relative to performance in prior periods, as goals compared to the performance of one or more comparable companies or an index covering multiple companies, or in any other way the Committee may determine.

   Annual Incentive Awards. The Committee is authorized to grant annual incentive awards, settleable in cash or in shares upon achievement of preestablished performance objectives achieved during a specified period of up to one year. The performance objectives may be one or more of the performance objectives available for other performance awards under the 2002 Plan, as described in the preceding paragraph. The Committee generally must establish the terms of annual incentive Awards, including, if applicable, the applicable performance goals and the corresponding amounts payable (subject to per person limits), and/or the amounts allocable out of the annual incentive pool, other terms of settlement, and all other terms of these Awards not later than 90 days after the beginning of the fiscal year.

   Other Terms of Awards. Awards may be settled in cash, shares, other Awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an

Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the 2002 Plan. The Committee may condition Awards on the payment of taxes such as by withholding a portion of the shares or other property to be distributed (or receiving previously acquired shares or other property surrendered by the participant) in order to satisfy tax obligations. Awards granted under the 2002 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may permit transfers from an individual to beneficiaries during the participant's lifetime, primarily for estate planning purposes.

   Awards under the 2002 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in substitution for, exchange for or as a buyout of other Awards under the 2002 Plan, awards under other Company plans, or other rights to payment from the Company, and may exchange or buy out outstanding Awards for cash or other property. The Committee also may grant Awards in addition to and in tandem with other Awards, awards, or rights as well. In granting a new Award, the Committee may determine that the in-the-money value of any surrendered Award may be applied to reduce the exercise price of any option, grant price of any SAR, or purchase price of any other Award.

   Vesting, Forfeitures, and Acceleration Thereof. The Committee may in its discretion determine the vesting schedule of options and other Awards, the circumstances that will result in forfeiture of the Awards, the post-termination exercise periods of options and similar Awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any Award. In addition, the 2002 Plan provides that, in the event of a Change of Control of the Company, unless otherwise provided by the Committee, a subsequent termination of employment or service not for cause within the year following the Change of Control will result in accelerated vesting and exercisability of the participant's Awards (except that Awards with separate performance conditions will be governed by the terms of any applicable award agreement).

   A "Change of Control" generally includes (A) approval by stockholders of a merger, reorganization, consolidation, or similar transaction in which the Company is not the surviving corporation or in which stock would be converted to cash, securities or other property, other than a merger in which the ownership percentage of any stockholder is not decreased by 10% or more (except by virtue of odd lot transactions), (B) Shareholder approval of a liquidation, dissolution or sale of substantially all assets, (C) any "person" becomes the owner, directly or indirectly, of more than 50% of the Company, and (D) certain changes of more than half of the membership of the Board of Directors.

   Amendment and Termination of the 2002 Plan. The Board may amend, alter, suspend, discontinue, or terminate the 2002 Plan or the Committee's authority to grant Awards thereunder without Shareholder approval unless Shareholder approval is required by law, regulation, or stock exchange rule. The Board may, in its discretion, submit other amendments to Shareholders for approval. Under these provisions, Shareholder approval will not necessarily be required for amendments which might increase the cost of the 2002 Plan or broaden eligibility. Outstanding Awards may be amended, but the Committee cannot modify or waive award terms that are then mandatory under the 2002 Plan. In addition, without the approval of Shareholders, the Committee will not amend or replace previously granted options in a transaction that constitutes a "repricing" within the meaning of the Securities and Exchange Commission's proxy rules. Unless earlier terminated, the 2002 Plan will terminate at such time that no shares reserved under the Plan remain available and the Company has no further rights or obligations with respect to any outstanding Award.

Federal Income Tax Implications of the 2002 Plan

   The following is a brief description of the federal income tax consequences generally arising with respect to Awards that may be granted under the 2002 Plan. The grant of an option (including a stock based Award in the nature of a purchase right) or an SAR will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option which is an ISO (except that the alternative minimum tax may apply). Upon exercising an option which is not an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash received.

   Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax "basis" in such shares (generally, the tax "basis" is the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

   The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with options and SARs. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods prior to disposition of the shares.

   With respect to other Awards granted under the 2002 Plan that result in a transfer to the participant of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property actually received. With respect to Awards involving shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the earliest time the shares or other property become transferable or not subject to a substantial risk of forfeiture. In both cases, except as discussed below, the Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of shares (e.g., restricted stock) or other property rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

   As discussed above, compensation that qualifies as "performance-based" compensation is excluded from the $1 million deductibility cap of Code Section 162(m), and therefore remains fully deductible by the company that pays it. Under the 2002 Plan, options granted with an exercise price or grant price at least equal to 100% of fair market value of the underlying shares at the date of grant will be, and Awards which are conditioned upon achievement of performance goals may be, intended to qualify as such "performance-based" compensation. A number of requirements must be met, however, in order for particular compensation to so qualify. Accordingly, there can be no assurance that such compensation under the 2002 Plan will be fully deductible under all circumstances. In addition, other Awards under the 2002 Plan generally will not so qualify, so that compensation paid to certain executives in connection with such Awards may, to the extent it and other compensation subject to Section 162(m)'s deductibility cap exceed $1 million in a given year, be subject to the limitation of Section 162(m).

   The foregoing provides only a general description of the application of federal income tax laws to certain types of Awards under the 2002 Plan. This discussion is intended for the information of Shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2002 Plan, as the consequences may vary with the types of Awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2002 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local, or foreign tax laws.

New Plan Benefits Under the 2002 Plan

   Because future Awards under the 2002 Plan will be granted at the discretion of the Committee, the type, number, recipients, and other terms of such Awards cannot be determined at this time. Information regarding the Company's recent practices with respect to annual, long-term, and stock-based compensation under other Company plans is presented in the "Summary Compensation Table" and the "Report on Executive Compensation of the Compensation Committee of the Board of Directors" elsewhere in this Proxy Statement and in the Company's financial statements for the year ended December 31, 2001, located in the Annual Report on Form 10-K which accompanies this Proxy Statement.

   The Committee has authorized the annual award opportunities for 2002 and long-term incentive award opportunities for the 2002-2004 performance period for the Named Executive Officers under the 2002 Plan, subject to approval of the 2002 Plan by Shareholders. By doing so, the Committee intends that the Company will be entitled to a full tax deduction for any award payouts, without limitation under Section 162(m) of the Internal Revenue Code.

   For 2002, the 2002 Plan will be the source of Awards for Named Executive Officers under the Short-Term Incentive Plan. Such Awards will become payable if, in 2002, specified corporate performance goals are achieved, relating to the level of insurance premiums written and contract deposits and to operating earnings per share, and for some Named Executive Officers if additional goals relating to combined ratio (a measure of premium income compared to losses and expenses) and other specified objectives are achieved. No amount will be payable with respect to a particular objective if a specified threshold performance level is not reached, and Awards are payable at the "Exceptional" rate if performance in excess of the target performance is achieved. The table below shows the amounts payable to Named Executive Officers, expressed as a percentage of base salary, upon achievement of specified levels of performance for 2002:

                               New Plan Benefits

                       2002 Incentive Compensation Plan

                                                             Short-Term Incentive Plan--2002
                                                                Payout for Performance at
                                                                     Specified Level
-                                                            ------------------------------
Name and Position                                            Threshold    Target Exceptional
-----------------                                            ---------    ------ -----------
Louis G. Lower II . . . . . . . . . . . . . . . . . . . . ..    30%         60%      120%
  President and Chief Executive Officer
Peter H. Heckman . . . . . . . . . . . . . . . . . . . . ...    25%         50%      100%
  Executive Vice President and Chief
  Financial Officer
Daniel M. Jensen . . . . . . . . . . . . . . . . . . . . . .    25%         50%      100%
  Executive Vice President & Chief
  Marketing Officer
George J. Zock . . . . . . . . . . . . . . . . . . . . . . .    25%         50%      100%
  Executive Vice President--Service &
  Technology Operations and Financial Services
Ann M. Caparros . . . . . . . . . . . . . . . . . . . . . ..    20%         40%       80%
  General Counsel, Chief Compliance Officer
  and Corporate Secretary

   For the 2002-2004 performance period, the 2002 Plan will be the source of Awards for Named Executive Officers under the Company's Long-Term Incentive Plan. Such Awards will become payable in 2005 if, during the performance period, specified corporate performance goals are achieved relating to return on equity and operating earnings per share. No amount will be payable with respect to a particular objective if a specified threshold performance level is not reached, and Awards are payable at the "Exceptional" rate if performance in excess of the target performance is achieved. The table below shows the amounts payable in 2005 to Named Executive Officers upon achievement of specified levels of performance for the three year performance period of 2002-2004:

                                                             Long-Term Incentive Plan--2002-2004
                                                                Period Payout for Performance
                                                                     at Specified Level
                                                             -----------------------------------
Name and Position                                             Threshold    Target    Exceptional
-----------------                                            ----------  ----------  -----------
Louis G. Lower II . . . . . . . . . . . . . . . . . . . . .. $1,065,000  $2,130,000  $4,260,000
  President and Chief Executive Officer
Peter H. Heckman . . . . . . . . . . . . . . . . . . . . ... $  405,000  $  810,000  $1,620,000
  Executive Vice President and Chief
  Financial Officer
Daniel M. Jensen . . . . . . . . . . . . . . . . . . . . . . $  270,000  $  540,000  $1,080,000
  Executive Vice President & Chief
  Marketing Officer
George J. Zock . . . . . . . . . . . . . . . . . . . . . ... $  270,000  $  540,000  $1,080,000
  Executive Vice President--Service &
  Technology Operations and Financial Services
Ann M. Caparros . . . . . . . . . . . . . . . . . . . . . .. $  150,000  $  300,000  $  600,000
  General Counsel, Chief Compliance Officer
  and Corporate Secretary

   No other annual or long-term incentive award opportunities are currently authorized for the Named Executive Officers under the 2002 Plan. To the extent required so that Shareholder approval will qualify Awards under the 2002 Plan as "performance-based" compensation under Code Section 162(m), if Shareholders do not approve the 2002 Plan the authorized short-term and long-term incentive Awards will not be paid out.

                                 OTHER MATTERS

Independent Public Accountants

   The independent certified public accountants selected by the Board for the Company's fiscal year ending December 31, 2002 are KPMG LLP. KPMG LLP served in that capacity for the fiscal year ended December 31, 2001. A representative from the firm is expected to be present at the Annual Meeting of the Company. The representative will be given an opportunity to make a statement to the Shareholders and he or she is expected to be available to respond to appropriate questions from Shareholders of the Company.

Audit Fees

   The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements for the year ended December 31, 2001, and the reviews of the condensed financial statements included in the Company's quarterly reports on Forms 10-Q for the year ended December 31, 2001, were $615,000.

Financial Information Systems Design and Implementation Fees

   The aggregate fees billed for information technology services rendered by KPMG LLP to the Company during the year ended December 31, 2001 were $0.

All Other Fees

   The aggregate fees billed for all other services, exclusive of the fees disclosed above relating to financial statement audit services rendered by KPMG LLP during the year ended December 31, 2001, were $328,700. These fees consisted of $117,900 for audit related services, primarily related to statutory regulatory requirements, and $210,800 for non-audit related services, primarily related to tax consultation.

Consideration on Non-audit Services Provided by the Independent Accountant

   The Audit Committee has considered whether the services provided by KPMG
LLP under other non-audit services are compatible with maintaining the auditor's independence.

Copies of Annual Report on Form 10-K

   The Company will furnish, without charge, a copy of its most recent Annual Report on Form 10-K to the Securities and Exchange Commission to each person solicited hereunder who mails a written request to the Investor Relations Department, Horace Mann Educators Corporation, 1 Horace Mann Plaza, Springfield, Illinois, 62715-0001. The Company also will furnish, upon payment of a reasonable fee to cover reproduction and mailing expenses, a copy of all exhibits to the Annual Report on Form 10-K.

Shareholder Proposals for 2003 Annual Meeting

   Any proposals of Shareholders intended to be presented for inclusion in the Company's Proxy Statement and Form of Proxy for the next Annual Meeting scheduled to be held in 2003 must be received in writing by Ann M. Caparros, Corporate Secretary, 1 Horace Mann Plaza, Springfield, Illinois, 62715-0001 not later than December 31, 2002 in order for such proposal to be considered for inclusion in the Company's Proxy Statement and proxy relating to the 2003 Annual Meeting.

   Shareholders are urged to complete, sign and date the accompanying proxy card and return it in the enclosed envelope, to which no postage need be affixed if mailed in the United States.

                                          By order of the Board of Directors,

                                          /s/ Ann M. Caparros
                                          Ann M. Caparros
                                          Corporate Secretary

Springfield, Illinois
April 02, 2002


   Again, we call your attention to the enclosed proxy card. PLEASE VOTE, DATE, SIGN AND RETURN IT PROMPTLY, regardless of whether you plan to attend the meeting.

                                                                      EXHIBIT A



                             HORACE MANN EDUCATORS
                                  CORPORATION

                       2002 Incentive Compensation Plan

                       HORACE MANN EDUCATORS CORPORATION

                       2002 Incentive Compensation Plan

                                                                   Page
                                                                   ----
          1. Purpose..............................................  A-1

          2. Definitions..........................................  A-1

          3. Administration.......................................  A-3

          4. Stock Subject to Plan................................  A-4

          5. Eligibility; Per-Person Award Limitations............  A-4

          6. Specific Terms of Awards.............................  A-5

          7. Performance Awards, Including Annual Incentive Awards  A-8

          8. Certain Provisions Applicable to Awards.............. A-10

          9. Change of Control.................................... A-11

         10. Additional Award Forfeiture Provisions............... A-11

         11. General Provisions................................... A-12

                       HORACE MANN EDUCATORS CORPORATION

                       2002 Incentive Compensation Plan

   1. Purpose. The purpose of this 2002 Incentive Compensation Plan (the "Plan") is to aid Horace Mann Educators Corporation, a Delaware corporation (the "Company"), in attracting, retaining, motivating and rewarding employees, non-employee directors, and other persons who provide substantial services to the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to encourage long-term service, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for shareholders by closely aligning the interests of Participants with those of shareholders. The Plan authorizes stock-based and cash-based incentives for Participants.

   2. Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

      (a) "Annual Incentive Award" means a type of Performance Award granted to a Participant under Section 7(c) representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance in a performance period of one fiscal year or a portion thereof.

      (b) "Award" means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any related right or interest, granted to a Participant under the Plan.

      (c) "Beneficiary" means the individual or entity designated by the Participant to receive the benefits specified under the Participant's Award upon such Participant's death. If no such designation is made, or if the designated individual predeceases the Participant or the entity no longer exists, then the Beneficiary shall be the Participant's estate.

      (d) "Beneficial Owner" has the meaning specified in Rule 13d-3 under the Exchange Act.

      (e) "Board" means the Company's Board of Directors.

      (f) "Change of Control" means, unless otherwise defined in an Award Agreement, any one or more of the following:

          (i) Approval by the shareholders of the Company of a merger, reorganization, consolidation, or similar transaction, in which the Company is not the continuing or the surviving corporation, or pursuant to which Shares would be converted into cash, securities or other property, other than a merger of the Company in which no Company shareholder's ownership percentage in the surviving corporation immediately after the merger is less than such shareholder's ownership percentage in the Company immediately prior to such merger by ten percent (10%) or more (unless such change results from elimination of an odd lot that represented less than 0.1% of the outstanding of Stock); or
       (2) any sale, lease exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

          (ii) The shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company which is part of a sale of assets, merger, or reorganization of the Company or other similar transaction; or

          (iii) Any "person", as such term is defined in Sections 13(d) and 14(d) of the Exchange Act, is or becomes, directly or indirectly, the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act, of securities of the Company that represent more than 50% of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

          (iv) The Incumbent Directors (determined using the Effective Date as the baseline date) cease for any reason to constitute at least a majority of the directors of the Company then serving.

      (g) "Code" means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions and regulations.

      (h) "Committee" means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, directors appointed or serving as members of a Board committee designated as the Committee shall not be employees of the Company or any subsidiary or affiliate. In appointing members of the Committee, the Board will consider whether a member is or will be a Qualified Member, but such members are not required to be Qualified Members at the time of appointment or during their term of service on the Committee. The full Board may perform any function of the Committee hereunder, in which case the term "Committee" shall refer to the Board. Initially, the Compensation Committee of the Board of Directors will be designated as the "Committee" under the Plan.

      (i) "Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 11(j).

      (j) "Deferred Stock" means a right, granted to a Participant under
   Section 6(e), to receive Stock or other Awards or a combination thereof at the end of a specified deferral period.

      (k) "Dividend Equivalent" means a right, granted to a Participant under
   Section 6(g), to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

      (l) "Effective Date" means the effective date specified in Section 11(q).

      (m) "Eligible Person" has the meaning specified in Section 5.

      (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

      (o) "Fair Market Value" means (i) with respect to any property other than Stock, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and
   (ii) with respect to Stock, unless otherwise determined by the Committee, as of any date, (A) the mean between the highest and lowest trading prices of the Stock on such date on the New York Stock Exchange Composite Transactions Tape (or, if no sale of Stock was reported for such date, on the next preceding date on which a sale of Stock was reported) or (B) if the Stock is not listed on the New York Stock Exchange, the mean of the highest and lowest trading prices of Stock on such other national exchange on which the Stock is principally traded or as reported by the National Market System, or other similar organization; or (C) in the event that there shall be no public market for the Stock, the fair market value of the Stock as determined by the Committee.

      (p) "Incentive Stock Option" or "ISO" means any Option designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto and qualifying thereunder.

      (q) "Incumbent Directors" means, as of any specified baseline date, individuals then serving as members of the Board who were members of the Board as of the date immediately preceding such baseline date; provided that any subsequently-appointed or elected member of the Board whose election, or nomination for election by shareholders of the Company or the Surviving Corporation, as applicable, was approved by a vote or written consent of a majority of the directors then comprising the Incumbent Directors shall also thereafter be considered an Incumbent Director, unless the initial assumption of office of such subsequently-elected or appointed director was in connection with (i) an actual or threatened election contest, including a consent solicitation, relating to the election or removal of one or more members of the Board, (ii) a "tender offer" (as such term is used in Section 14(d) of the Exchange Act), or (iii) a proposed reorganization transaction.

      (r) "Option" means a right, granted to a Participant under Section 6(b), to purchase Stock or other Awards at a specified price during specified time periods.

      (s) "Other Stock-Based Awards" means Awards granted to a Participant under Section 6(h).

      (t) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

      (u) "Performance Award" means a conditional right, granted to a Participant under Sections 6(i) and 7, to receive cash, Stock or other Awards or payments, as determined by the Committee, based upon performance criteria specified by the Committee.

      (v) "Preexisting Plans" mean the Company's 2001 Stock Incentive Plan and 1991 Stock Incentive Plan.

      (w) "Qualified Member" means a member of the Committee who is a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) and an "outside director" within the meaning of Regulation 1.162-27 under Code
   Section 162(m).

      (x) "Restricted Stock" means Stock granted to a Participant under Section 6(d) which is subject to certain restrictions and to a risk of forfeiture.

      (y) "Rule 16b3" means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

      (z) "Stock" means the Company's Common Stock, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 11(c).

      (aa) "Stock Appreciation Rights" or "SAR" means a right granted to a Participant under Section 6(c).

   3. Administration.

   (a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and shareholders. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors (authority with respect to other aspects of non-employee director awards is not exclusive to the Board, however).

   (b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an Award intended by the Committee to qualify as "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members, and (ii) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either by such a subcommittee or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the fullest extent permitted under Section 157 of the Delaware General Corporation Law.

   (c) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

   4. Stock Subject to Plan.

   (a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) three million plus (ii) the number of shares that, immediately prior to the Effective Date, remain available for issuance under the Preexisting Plans plus
(iii) the number of shares subject to awards under the Preexisting Plans which become available in accordance with Section 4(b) after the Effective Date; provided, however, that the total number of shares with respect to which ISOs may be granted shall not exceed the number specified under clauses (i) and (ii) above; and provided further, that the total number of shares which may be issued and delivered in connection with Awards other than Options and SARs shall not exceed 5% of the total number of shares reserved under the Plan. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

   (b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Shares subject to an Award or an award under a Preexisting Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant will again be available for Awards, and shares withheld in payment of the exercise price or taxes relating to an Award or Preexisting Plan award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award or Preexisting Plan award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company's assumption of the plan or arrangement of the acquired company or business. This Section 4(b) shall apply to the number of shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code.

   5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an "Eligible Person" means an employee of the Company or any subsidiary or affiliate, including any executive officer, a non-employee director of the Company, a consultant or other person who provides substantial services to the Company or a subsidiary or affiliate, and any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate. An employee on leave of absence, including for a disability that has not resulted in termination of employment, may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards intended to qualify as "performance-based compensation" under Code Section 162(m) under Section 6 relating to up to his or her Annual Limit. A Participant's Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal 500,000 shares plus the amount of the Participant's unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 11(c). In the case of a

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cash-denominated Award for which the limitation set forth in the preceding sentence would not operate as an effective limitation satisfying Treasury Regulation 1.162-27(e)(4) (including a cash Performance Award under Section 7), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Participant's Annual Limit, which for this purpose shall equal $2.5 million plus the amount of the Participant's unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) "earning" means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant's Annual Limit is used to the extent a cash amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.

   6. Specific Terms of Awards.

   (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the New York Business Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

   (b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

      (i) Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, subject to Sections 6(f) and 8(a).

      (ii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, which in no event shall exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 11(k)), including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including notes and other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including deferred delivery of shares representing the Option "profit," at the election of the Participant or as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

      (iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422, including but not limited to the requirement that no ISO shall be granted more than ten years after the Effective Date.

   (c) Stock Appreciation Rights. The Committee is authorized to grant SAR's to Participants on the following terms and conditions:

      (i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a "Limited SAR," the Fair Market Value determined by reference to the Change of Control price or value, as defined in the applicable Award agreement) over (B) the grant price of the SAR as determined by the Committee.

      (ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, and whether or not a SAR shall be free-standing or in tandem or combination with any other Award. Limited SARs that may only be exercised in connection with a Change of Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine.

   (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

      (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

      (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

      (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

      (iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

   (e) Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, other Awards, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

      (i) Award and Restrictions. Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant).

   In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Stock, other Awards, or a combination thereof (subject to Section 11(k)), as determined by the Committee at the date of grant or thereafter.

      (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

      (iii) Dividend Equivalents. Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

   (f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

   (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a freestanding basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.

   (h) Other StockBased Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

   (i) Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

   7. Performance Awards, Including Annual Incentive Awards.

   (a) Performance Awards Generally. The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as "performance-based compensation" under Code Section 162(m).

   (b) Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 7(b).

      (i) Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.16227 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

      (ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates, other business units, or lines of business of the Company shall be used by the Committee in establishing performance goals for such Performance Awards: (1) insurance premiums written, contract deposits, contract charges earned, or contracts in force; (2) operating income, before or after taxes, and income before or after interest, depreciation, amortization, or extraordinary or special items; (3) operating income per common share (basic or diluted), and operating income from continuing operations per common share (basic or diluted); (4) return on equity, return on assets (gross or net), return on investment, or return on capital; (5) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (6) net interest margin or interest expense after taxes; (7) accumulated value and accumulated value persistency; (8) net investment income and realized investment gains (including on a per share basis); (9) economic value created; (10) operating margin or profit margin; (11) restructuring charges, litigation charges, or expense ratios; (12) stock price or total shareholder return; (13) dividends, including as a percentage of net income; and (14) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

      (iii) Performance Period; Timing for Establishing Performance Goals; Per-Person Limit. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed. In all cases, the maximum Performance Award of any Participant shall be subject to the limitation set forth in Section 5.

      (iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(iv). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

      (v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as "performance-based compensation" for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change of Control) prior to the end of a performance period or settlement of such Performance Awards.

   (c) Annual Incentive Awards Granted to Designated Covered Employees. The Committee may grant an Annual Incentive Award to an Eligible Person who is designated by the Committee as likely to be a Covered Employee. Such Annual Incentive Award will be intended to qualify as "performance-based compensation" for purposes of Code Section 162(m), and therefore its grant, exercise and/or settlement shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7(c).

      (i) Grant of Annual Incentive Awards. Not later than the earlier of 90 days after the beginning of any performance period applicable to such Annual Incentive Award or the time 25% of such performance period has elapsed, the Committee shall determine the Covered Employees who will potentially receive Annual Incentive Awards, and the amount(s) potentially payable thereunder, for that performance period. The amount(s) potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) in the given performance period, as specified by the Committee. The Committee may designate an annual incentive award pool as the means by which Annual Incentive Awards will be measured, which pool shall conform to the provisions of Section 7(b)(iv). In such case, the portion of the Annual Incentive Award pool potentially payable to each Covered Employee shall be preestablished by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in
   Section 5.

      (ii) Payout of Annual Incentive Awards. After the end of each performance period, the Committee shall determine the amount, if any, of the Annual Incentive Award for that performance period payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change of Control) prior to the end of a performance period or settlement of such Annual Incentive Award.

   (d) Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards and Annual Incentive Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and Annual Incentive Awards, and the amount of any final Performance Award and Annual Incentive Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

   8. Certain Provisions Applicable to Awards.

   (a) StandAlone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to Section 11(k), the Committee may determine that, in granting a new Award, the in-the-money value of any surrendered Award or award may be applied to reduce the exercise price of any Option, grant price of any SAR, or purchase price of any other Award.

   (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in
Section 6(b)(ii).

   (c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan (including Section 11(k)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (subject to Section 11(k)). Installment or deferred payments may be required by the Committee (subject to Section 11(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

   (d) Exemptions from Section 16(b) Liability. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction with respect to such a Participant is exempt from liability under Rule 16b-3 or otherwise not subject to liability under Section 16(b)), except that this provision shall not limit sales by such a Participant, and such a Participant may engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award (subject to Section 11(k)) in order to avoid a Participant who is subject to Section 16 of the Exchange Act incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

   (e) Loan Provisions. With the consent of the Committee, and subject at all times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate, if any, to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven.

   9. Change of Control.

   (a) Effect of "Change of Control" on Non-Performance Based Awards. In the event of a "Change of Control," the provisions of this Section 9(a) shall apply to non-performance based Awards, including Awards as to which performance conditions previously have been satisfied or are deemed satisfied under Section 9(b) and the applicable terms of the Award agreement, unless otherwise provided by the Committee in the Award agreement. In such case, if a Participant has a termination of employment or service during the period commencing immediately prior to the Change of Control and ending on the first anniversary of the Change of Control ("Change of Control Period"), which termination is initiated by the Company or a subsidiary other than for Cause (as defined below), then:

      (i) Any Award subject to forfeiture based on failure to satisfy a condition requiring continued employment or service shall thereupon become nonforfeitable;

      (ii) Any Award (other than an Award the exercise of which is within the control of the Participant without penalty, including under subparagraph
   (iii) hereof) subject to deferral of settlement shall be settled as promptly as practicable upon such termination;

      (iii) Any unexercised Option or SAR or other Award potentially exercisable by the Participant, whether or not exercisable by its terms on the date of such termination, shall thereupon be fully exercisable and may be exercised, in whole or in part for the greater of three (3) months following such termination or such longer period as may be provided under the applicable Option agreement (but only during the stated term of the Option);

   (b) Effect of "Change of Control" on Performance-Based Awards. In the event of a "Change of Control," with respect to an outstanding Award subject to achievement of performance goals and conditions, such performance goals and conditions shall be deemed to be met or exceeded if and to the extent so provided by the Committee in the Award document governing such Award or other agreement with the Participant.

   (c) "Cause." For purposes of this Section 9, the term "Cause" shall mean, unless otherwise defined in an Award agreement or employment or Change-of-Control agreement between the Company or a subsidiary and the Participant then in effect:

      (i) A Participant's conviction of any felony under federal law or the law of the state in which the act occurred;

      (ii) Dishonesty by the Participant in the course of fulfilling his or her employment duties or service duties to the Company or a subsidiary; or

      (iii) Willful and deliberate failure on the part of the Participant to perform his or her employment or service duties to the Company or a subsidiary in any material respect, after reasonable notice of the non-performance and opportunity to correct it.

   10. Additional Award Forfeiture Provisions. The Committee may condition a Participant's right to receive a grant of an Award, to exercise the Award, to retain Stock acquired in connection with an Award, or to retain the profit or gain realized by a Participant in connection with an Award, including cash received upon sale of Stock acquired in connection with an Award, upon compliance by the Participant with specified conditions relating to non-competition, confidentiality of information relating to the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and its officers, directors and affiliates, and other requirements applicable to the Participant, including during specified periods following termination of employment or service to the Company.

   11. General Provisions.

   (a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change of Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change of Control.

   (b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

   (c) Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spinoff, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter,
(ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 11(k)). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority
(i) would cause Options, SARs, or Performance Awards granted under Section 8 to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder.

   (d) Tax Provisions.

      (i) Withholding. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld.

      (ii) Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

      (iii) Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.

   (e) Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of shareholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company's shareholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if the Board determines that such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to shareholders for approval; and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award. Without the approval of shareholders, the Committee will not amend or replace previously granted Options in a transaction that constitutes a "repricing," as such term is used in Instruction 3 to Item 402(b)(2)(iv) of Regulation S-K, as promulgated by the Securities and Exchange Commission. With regard to other terms of Awards, the Committee shall have no authority to waive or modify any such Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification.

   (f) Right of Setoff. The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10, although the Participant shall remain liable for any part of the Participant's payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).

   (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

   (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

   (i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

   (j) Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 7(b), (c), and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

   (k) Certain Limitations Relating to Accounting Treatment of Awards. The Company intends that stock-denominated Awards (other than SARs) will qualify for fixed accounting under Accounting Principles Board Opinion 25 ("APB 25"), with the compensation measurement date for accounting purposes to occur at the date of grant or the date performance conditions are met if an Award is fully contingent on achievement of performance goals, unless the Committee specifically determines otherwise. Therefore, other provisions of the Plan notwithstanding, in order to preserve this fundamental objective of the Plan, if any authority granted to the Committee hereunder or any provision of the Plan or an Award agreement would result, under APB 25, in "variable" accounting or a measurement date other than the date of grant or the date such performance conditions are met, if the Committee was not specifically aware of such accounting consequence at the time such Award was granted or provision otherwise became effective, such authority shall be limited and such provision shall be automatically modified and reformed to the extent necessary to preserve the accounting treatment of the award intended by the Committee, subject to Section 11(e) of the Plan.

   (l) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

   (m) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

   (n) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person's or Participant's employment or service at any time,
(iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

   (o) Severability; Entire Agreement. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

   (p) Preexisting Plans. Upon shareholder approval of the Plan as provided under Section 11(q), no further grants of Awards will be made under any Preexisting Plan.

   (q) Plan Effective Date and Termination. The Plan shall become effective at March 6, 2002, provided, however, that the Plan shall be subject to the approval of the Company's stockholders within one year thereafter by the affirmative vote of the holders of a majority of the voting securities of the Company present, or represented, and entitled to vote on the subject matter at a duly held meeting of shareholders. Any Award authorized or granted prior to such shareholder approval shall be canceled or forfeited if, upon submission to shareholders, the Plan is disapproved, and not amounts may be paid out under any such Award prior to the requisite shareholder approval. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

[LOGO]
Horace Mann
Educated Financial Solutions

Horace Mann Educators Corporation
1 Horace Mann Plaza
Springfield, Illinois 62715-0001
217-789-2500

www.horacemann.com                   HA-C00344 (Mar. 02)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                       HORACE MANN EDUCATORS CORPORATION

                                  May 14, 2002

                Please Detach and Mail in the Envelope Provided

--------------------------------------------------------------------------------

A [X]  Please mark your                                       |
       votes as in this                                       |
       example.                                               |____

                 FOR  WITHHELD
1. Election of   [_]     [_]     Nominees: William W. Abbott
   Directors                               Mary H. Futrell
                                           Donald E. Kiernan
For, except vote withheld from             Louis G. Lower II
the following nominee(s):                  Joseph J. Melone
                                           Jeffrey L. Morby
                                           Shaun F. O'Malley
------------------------------             Charles A. Parker
                                           William J. Schoen

                                              FOR   AGAINST    ABSTAIN
2. To approve the Company's 2002 Incentive    [_]     [_]        [_]
   Corporation Plan; and

3. To consider and take action with respect to such other matters as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE
ENCLOSED ENVELOPE PROVIDED TO AMERICAN STOCK TRANSFER & TRUST
COMPANY, 59 MAIDEN LANE, NEW YORK, N.Y. 10036.

SIGNATURE(S) _________________________________________DATE _______________, 2002

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------

                       HORACE MANN EDUCATORS CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 14, 2002

     The undersigned Shareholder of Horace Mann Educators Corporation (the "Company") hereby appoints Joseph J. Melone and Louis G. Lower II or any of them, with full power of substitution, proxies to vote at the Annual Meeting of Shareholders of the Company (the "Meeting"), to be held on May 14, 2002 at 9:00 a.m. at the Renaissance Springfield Hotel, 701 East Adams Street, Springfield, Illinois, and at any adjournment thereof and to vote all shares of Common Stock of the Company held or owned by the Undersigned as directed on the reverse side and in their discretion upon such other matters as may come before the Meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 IF NO INSTRUCTION TO THE CONTRARY IS INDICATED OR IF NO INSTRUCTION IS GIVEN AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON PROPOSAL 3.

                         (TO BE SIGNED ON OTHER SIDE.)